Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Remington Products Company, L.L.C. and Remington Capital Corp., its wholly-owned subsidiary (the "Company"), on Form S-4 of our report dated May 16, 1996, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Deloitte & Touche LLP
Stamford, Connecticut
June 27, 1996